Exhibit 5.1

LUSE GORMAN, PC

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

May 14, 2020

The Board of Directors

Peapack-Gladstone Financial Corporation

50 Hills Drive

Bedminster, New Jersey 07921

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Peapack-Gladstone Financial Corporation, a New Jersey corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company on May 14, 2020 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the registration and public offering by the Company, from time to time, pursuant to Rule 415 under the Act, of up to $100,000,000 in aggregate offering amount of securities, consisting of one or more of the following:

(i)	shares of common stock, no par value, of the Company (“Common Stock”);

(ii)	shares of preferred stock, no par value, of the Company (“Preferred Stock”), which may be issued in the form of depositary shares (“Depositary Shares”);

(iii)

senior debt securities of the Company (“Senior Debt Securities”) and subordinated debt securities of the Company (“Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”);

(iv)	warrants to purchase Debt Securities or Common Stock of the Company (“Warrants”); and

(v)	units comprised of one or more of the securities described above in any combination (“Units”).

The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.”

Peapack-Gladstone Financial Corporation

May 14, 2020

The Senior Debt Securities are to be issued pursuant to a Senior Debt Indenture (the “Senior Indenture”), and the Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture (the “Subordinated Indenture”), the respective forms of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”), and are to be entered into, in each case, between the Company and a trustee (the “Trustee”). The Senior Debt Securities and Subordinated Debt Securities are to be issued in the forms set forth in the Indentures filed as exhibits to the Registration Statement.

We have examined: (i) the Registration Statement, including all exhibits thereto; (ii) the respective forms of Indentures filed as exhibits to the Registration Statement; (iii) the Certificate of Incorporation and Bylaws of the Company, each in effect as of the date hereof; (iv) corporate proceedings of the Company relating to the registration of the Securities, and related matters; and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.

As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies. In addition, we have assumed the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinions set forth below, we do not express any opinion concerning laws other than the securities laws of the United States and the laws of the State and New Jersey and the State of New York (as they relate to the enforceability of documents, agreements and instruments referred to herein) and we are expressing no opinion as to the effect of the laws of any other jurisdiction or the securities or “blue sky” laws of any jurisdiction. Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change if any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

In addition, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act, (ii) a prospectus supplement and/or any required pricing supplement will have been filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and any applicable pricing supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (v) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be

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May 14, 2020

sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (vii) in the case of an Certificate Amendment, Senior Indenture, Subordinated Debenture, Deposit Agreement, Warrant Agreement or Unit Agreement (all as defined below) or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein and (viii) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinions set forth below are subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, avoidable transfer or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers), (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Securities, to the extent applicable, is considered in a proceeding at law or in equity), (iii) the possible unenforceability of indemnity and contribution provisions, (iv) the effect and possible unenforceability of choice of law provisions, (v) the possible unenforceability of provisions purporting to waive rights or defenses where such waiver is against public policy, (vi) the possible unenforceability of provisions purporting to exonerate any party for negligence or malfeasance, or to negate any remedy of any party for fraud, (vii) the possible unenforceability of forum selection clauses, (viii) the possible unenforceability of provisions permitting modification of an agreement only in writing, and (ix) the possible unenforceability of provisions purporting to allow action without regard to mitigation of damages.

On the basis of the foregoing and the other matters set forth herein, we hereby are of the opinion that:

(1)     Common Stock. With respect to shares of Common Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) the shares of Common Stock have been issued, sold and delivered in the manner contemplated by the Registration Statement either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or upon the conversion or exercise of Warrants or other Securities to purchase Common Stock, upon payment of the consideration therefor (of not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion or exercise of Warrants or other Securities, in accordance with the terms of such Security or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then such shares of Common Stock will be validly issued, fully paid and nonassessable.

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May 14, 2020

(2)     Preferred Stock. With respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of an amendment to the certificate of incorporation to note the powers, preferences and rights of the series of Preferred Stock (referred to herein as the “Certificate Amendment”) and the filing of the Certificate Amendment with the Secretary of State of the State of New Jersey, and (b) the shares of Preferred Stock have been issued, sold and delivered in the manner contemplated by the Registration Statement, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion or exercise of Warrants or other Securities to purchase Preferred Stock, upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of Warrants or other Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

(3)     Debt Securities. With respect to any series of Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement has been approved by the Board, or upon the conversion or exercise of Warrants or other Securities to purchase Debt Securities, upon payment of the consideration therefor provided for therein, then such Debt Securities will constitute valid and binding obligations of the Company.

(4)    Depositary Shares. With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Depositary Shares, the terms, execution and delivery of the deposit agreement relating to the Depositary Shares (“Deposit Agreement”), the terms of the offering thereof and related matters, (b) the Deposit Agreement has been duly authorized and validly executed and delivered, (c) the shares of Preferred Stock underlying the Depositary Shares have been duly authorized for issuance and deposited with the depositary in accordance with the applicable Deposit Agreement, and (d) depositary receipts for such Depositary Shares have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the conversion or exercise of Warrants or other

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Securities to purchase Depositary Shares, upon payment of the consideration therefor provided for therein, or upon conversion or exercise of Warrants or other Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such Depositary Shares will constitute valid and binding obligations of the Company, will be validly issued and will entitle their holders to the rights specified in the Deposit Agreement and the depositary receipts.

(5)    Warrants. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered, and (c) such Warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, or upon the conversion or exercise of other Securities in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, upon payment of the consideration therefor provided for therein, then such Warrants will constitute valid and binding obligations of the Company.

    (6) Units. With respect to any Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered, and (c) such Units have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants or Subscription Rights to purchase Units, upon payment of the consideration therefor provided therein, then such Units will constitute valid and binding obligations of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Opinions” in the Prospectus constituting a part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Luse Gorman, PC

LUSE GORMAN, PC